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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 PLACE OF
NAME                                                           INCORPORATION
----                                                           -------------
Penobscot Shoe Company                                         Maine
H.S. Trask & Co.                                               Montana
Royal Robbins, Inc.                                            California
Altama Delta Corporation                                       Georgia
Altama Delta (Puerto Rico) Corporation                         Delaware